Exhibit A

                               THERMOGENESIS CORP.
                             Audit Committee Charter
                      (Amended and Restated July 27, 2001)

Preamble

THERMOGENESIS CORP. ("Company"), as part of its continuous improvement efforts, and consistent with its requirements for continued listing on the Nasdaq SmallCap Market, desires to strengthen its board oversight of accounting and reporting functions through this Charter setting forth the duties and authority of the Company's Audit Committee.

Composition

The Audit Committee shall be comprised of at least three directors who are independent of management and the Company, and each of whom shall have no employment or other relationship with the Company that might interfere with the exercise of their independence from the Company or management, and shall otherwise meet the requirements under Nasdaq rules. All Audit Committee members will be financially literate, by experience or otherwise, and at least one member will have accounting or related financial management expertise.

Statement of Policy

Annually, the Board of Directors shall appoint at least three outside directors to serve as members of the Audit Committee. The Audit Committee shall assist the Board of Directors in monitoring (a) the effectiveness of the Company's system of internal controls, (b) the integrity of the financial statements, and (c) the compliance by the Company with legal and regulatory requirements. In so doing, the Audit Committee shall maintain free and open communication between the members of the Board of Directors, the independent auditors, and the Company's principal financial and accounting officer.

Duties and Responsibilities

In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the Board of Directors and stockholders that the corporate accounting and reporting practices are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the Audit Committee will:

o Obtain the full Board of Directors' approval of this Charter and review and reassess this Charter as conditions dictate, but no less frequently than annually in conjunction with the Company's annual audit.

o Review and recommend to the Board of Directors the selection of independent auditors to audit the financial statements of the Company.
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o Have a clear understanding with the independent  auditors that the independent auditors are ultimately accountable  to the Board of  Directors  and the Audit
  Committee, as the stockholders' representatives, who have the ultimate authority in deciding to engage, evaluate, and if appropriate, terminate those services.

o Review and concur with management's appointment, termination, or replacement of the Vice President of Finance.

o Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit and timely quarterly reviews for the current year and the procedures to be utilized, the adequacy of the independent auditor's compensation, and at the conclusion thereof review such audit or review, including any comments or recommendations of the independent auditors, if any.

o Review with the independent auditors, the Company's principal financial officer, and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the company, and elicit any recommendations for the improvement of such internal controls.

o Review reports received from regulators and other legal and regulatory matters that may have a material effect on the financial statements or related company compliance policies.

o Review the internal audit function of the company including the independence and authority of its Vice President of Finance in meeting the Company's reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

o Inquire of management and the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.

o Direct the independent auditors to communicate directly to each member of the audit committee with respect to any disagreement with the Company on any financial treatment or accounting practice that is reflected in the quarterly reports on Form 10-Q upon review. For purposes of such communication, contacting the Chairman of the Audit Committee may represent the entire Audit Committee for purposes of the initial communication, and shall take required action to schedule any meetings to discuss the communication, as may be required.

o Receive prior to the annual meeting to discuss the annual audit, a summary of findings from the Vice President of Finance and a progress report on the proposed audit plan, with explanations for any deviations from the original audit plan.

o Review the quarterly financial statements with financial management prior to the filing of the Form 10-Q (or prior to the press release of results, if possible) to determine that the independent auditors do not take exception to the disclosure and content of the financial statements, and discuss any other

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  matters required to be  communicated  to  the  committee  by  the  independent auditors. The Chairman of the Audit Committee may represent the entire committee for purposes of this review and any required discussions with the independent auditor.

o Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Review with financial management and the independent auditors the results of their timely analysis of significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices, and discuss any other matters required to be communicated to the committee by the auditors. Such review shall include the independent auditors judgments about the quality, and not just acceptability, of accounting principles and the clarity of the financial disclosure - practices used, and other significant decisions made in preparing the financial statements.

o Provide  sufficient  opportunity  for the  Company's  principal  financial and accounting officer and the independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the company's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of audits.

o Review accounting and financial human resources and succession planning, as applicable, within the Company.

o Report the results of the annual audit to the Board of Directors. If requested by the board, invite the independent auditors to attend the full Board of Directors meeting to assist in reporting the results of the annual audit or to answer other directors' questions (alternatively, the other directors, particularly the other independent directors, may be invited to attend the audit committee meeting during which the results of the annual audit are reviewed).

o On an annual basis, obtain from the independent auditors a written communication delineating all their relationships and professional services as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. In addition, review with the independent auditors the nature and scope of any disclosed relationships or professional services and take, or recommend that the Board of Directors take, appropriate action to ensure the continuing independence of the auditors.

o Review the report of the audit committee in the annual report to shareholders and the Annual Report on Form 10-K disclosing whether or not the committee had reviewed and discussed with management and the independent auditors, as well as discussed within the committee (without management or the independent

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  auditors  present),  the  financial  statements  and the quality of accounting principles and significant judgments affecting the financial statements. In addition, disclose the committee's conclusion on the fairness of presentation
  of  the  financial  statements  in  conformity  with  GAAP  based   on   those
  discussions.

o Submit the minutes of all meetings of the Audit Committee to, or discuss the matters addressed at Audit Committee meetings with, the Board of Directors.

o Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

o Review the Company's disclosure in the proxy statement for its annual meeting of shareholders that describes that the Audit Committee has satisfied its responsibilities under this Charter for the prior year. In addition, include a copy of this Charter in the annual report to shareholders or the proxy statement at least triennially or the year after any significant amendment to the Charter.